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                                                                   EXHIBIT 10.02

                               CORIXA CORPORATION

                         COMMON STOCK PURCHASE AGREEMENT

        This Common Stock Purchase Agreement (the "Agreement") is entered into, effective as of May 21, 1999 (the "Execution Date"), by and among Corixa Corporation, a Delaware corporation (the "Company"), and Inpharzam International, S.A., a corporation organized and existing under the laws of Switzerland and a wholly-owned subsidiary of Zambon Group spa, a corporation organized and existing under the laws of Italy (hereinafter referred to as the "Purchaser").

        WHEREAS, the Purchaser and the Company have each determined that it is in their respective best interests for the Purchaser to purchase from the Company shares of common stock of the Company (the "Common Stock") in the form of an investment in the Company of U.S.$2,000,000; and

        WHEREAS, on the Closing Date (as defined below), the Purchaser desires to purchase and the Company desires to sell the Shares (as defined below) at the Purchase Price (as defined below) (such purchase being hereinafter referred to as the "Purchase").

        NOW THEREFORE, the parties hereto agree as follows:

        1.      DEFINITIONS.

                1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

                "Affiliate" of an entity means, for so long as one of the following relationships is maintained, any corporation or other business entity owned, owning, or under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling or under common control with a party to this Agreement.

                "Ancillary Agreements" means (i) the Collaboration Agreement by and between the Company and Purchaser of even date herewith (the "Collaboration Agreement"), and (ii) the [***]* by and between the Company and Purchaser of even date herewith.

                "Balance Sheet" means the balance sheet of the Company as of December 31, 1998 as set forth in the Company 10-K filed on March 22, 1999.



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                "Balance Sheet Date" means December 31, 1998.

                "Purchase Price" means the [***]*.

                "Shares" means that number of shares of Common Stock equal to the quotient obtained by (A) U.S.$2,000,000.00 divided by (B) the Purchase Price.

                "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

                "1993 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                "Third Party(ies)" means any party other than a party to this Agreement or an Affiliate.

        2.      AGREEMENT TO SELL AND PURCHASE.

                2.1 Authorization of Shares. On or prior to the Closing (as defined in Section 3 below), the Company shall have authorized the sale and issuance to Purchaser of the Shares.

                2.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, the Shares at an aggregate purchase price of $2,000,000.00.

        3.      CLOSING, DELIVERY AND PAYMENT.

                3.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. twenty (20) days following the Execution Date, at the offices of Venture Law Group, 4750 Carillon Point, Kirkland, Washington



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98033 following the satisfaction or waiver of the conditions set forth in
Sections 7.1 and 7.2 or at such other time or place as the Company and the Purchaser may mutually agree (such date is referred to herein as the "Closing Date").

                3.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a certificate representing the number of Shares to be purchased at the Closing by the Purchaser, against payment of the Purchase Price therefor by wire transfer to the Company of immediately available U.S. dollars.

        4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A the Company hereby represents and warrants to the Purchaser as follows:

                4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Ancillary Agreements and to issue and sell the Shares and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect.

                4.2 Capitalization; Voting Rights. The authorized capital stock of the Company consists of forty million (40,000,000) shares of Common Stock, One-Tenth of One Cent ($0.001) par value per share, of which there were Fourteen Million Seven Hundred Thousand One Hundred Seventy Four (14,700,174) shares issued and outstanding as of May 14, 1999, and Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value per share of which there were Twelve Thousand Five Hundred (12,500) shares issued and outstanding as of May 14, 1999. All outstanding shares of the Company Common Stock and the Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, free of any liens or encumbrances and are not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of May 14, 1999, the Company had reserved an aggregate of Two Million Eight Hundred Thirty Three Thousand One Hundred Eleven (2,833,111) shares of the Company Common Stock, net of exercises, for issuance under the Corixa Corporation 1994 Amended and Restated Stock Option Plan (the "Corixa Stock Option Plan"), the Corixa Corporation Directors' Stock Option Plan (the "Corixa Directors' Plan"), and the Corixa Corporation 1997 Employee Stock Purchase Plan (the "Corixa ESPP", and together with the Corixa Stock Option Plan and the Corixa Directors' Plan, the "Corixa Plans"). As of May 14, 1999, the Company had reserved Two Million Seven Hundred Sixty Six Thousand Two Hundred Thirty Four (2,766,234) shares of the Company's Common Stock for issuance to employees, directors and consultants pursuant to the Corixa Stock Option Plan, of which Three Hundred Forty Seven Thousand One Hundred Fifty Five (347,155) shares have been issued pursuant to option exercises, and Two Million One Hundred Eighty Five Thousand Two Hundred Ninety



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Two (2,185,292) shares are subject to outstanding, unexercised options. As of
May 14, 1999, the Company had reserved Three Hundred Thousand (300,000) shares of the Company's Common Stock for issuance to directors pursuant to the Corixa Directors' Plan, of which Seventy Five Thousand (75,000) are subject to outstanding, unexercised options. As of May 14, 1999, the Company had reserved One Hundred Thirty Thousand Eight Hundred Eighty Seven (130,887) shares of the Company's Common Stock for issuance to employees pursuant to the Corixa ESPP, of which Seventeen Thousand Eight Hundred Ninety Seven (17,897) shares have been issued to employees. Other than as set forth in the Schedule of Exceptions or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                4.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing. The Agreement and the Ancillary Agreements, when executed and delivered, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; (iii) to the extent that the enforceability of the indemnification provisions in this Agreement or the Ancillary Agreements may be limited by applicable federal or state securities laws and (iv) that no representation is made regarding the effect of laws relating to competition, antitrust, intellectual property or misuse or the effect of the Purchaser's or Third Parties' intellectual property rights. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any Liens; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                4.4 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the Exon-Florio Act and (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and the Blue Sky laws.

                4.5 SEC Filings. The Company has delivered to the Purchaser or its counsel (i) the Company's annual report on Form 10-K for its fiscal year ended December 31, 1998, (ii) the Company's proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders or the Company held since September 30, 1998, and (iii) all of the Company's other reports, statements, schedules and registration statements filed with the



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Securities and Exchange Commission (the "SEC") since September 30, 1998, except for filings pursuant to Rule 144 of the 1933 Act and Sections 13(d) and 16(b) of the 1934 Act, if any.

                4.6 Financial Statements. The audited financial statements and unaudited interim financial statements of the Company included in the Company's annual report on Form 10-K referred to in Section 4.5 present fairly, in all material respects, the financial position of the Company as of the dates thereof and its results of operations and changes in financial position for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (subject to normal year-end adjustments in the case of any unaudited interim financial statements and the absence of required footnotes with respect to such unaudited interim financial statements).

                4.7 Absence of Certain Changes. Since the Balance Sheet Date and except as contemplated by this Agreement or disclosed in any filing with the SEC pursuant to the 1934 Act, and except as disclosed to the Purchaser, the business of the Company has been conducted in the ordinary course consistent with past practices and there has not been:

                        (i) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                        (ii) except as set forth in Schedule 4.7(ii), any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in the Company (except for the repurchase of unvested shares from certain of the Company's employees);

                        (iii) any amendment of any material term of any outstanding security of the Company;

                        (iv) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money in excess of [***]*;

                        (v) any creation or assumption by the Company of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                        (vi) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments made in the ordinary course of business consistent with past practices;

                        (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;



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                        (viii)  any transaction or commitment made, or any
contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement and the Ancillary Agreements;

                        (ix) any material change in any method of accounting or accounting practice by the Company;

                        (x) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of the Company, or (C) change in compensation or other benefits payable to any director, officer or employee of the Company pursuant to any severance or retirement plans or policies thereof; or

                        (xi) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company.

                4.8 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no Liens, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor Liens which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

                4.9 Compliance with Other Instruments. The Company is not in material violation or material default of any term of its Certificate of Incorporation or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Shares pursuant hereto will not result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any Lien upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. There is no such violation or default or event which, with the passage of time or giving of notice or both, would constitute a violation or default which would have Material Adverse Effect.



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                4.10    Litigation. To the Company's knowledge, there is no
action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                4.11 Tax Returns and Payments. The Company has prepared and filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed and, to the Company's knowledge, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent or, if any such taxes have not been paid, the failure to so file or to pay would not in the aggregate have a Material Adverse Effect. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                4.12 Employees. The Company believes that, on an overall basis, its relations with its employees is satisfactory. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.

                4.13 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

                4.14 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                4.15 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Internal Revenue Code
Section 897(c)(2) and any regulations promulgated thereunder.



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                4.16    Insurance. The Company has in full force and effect fire
and casualty insurance policies, with coverage sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                4.17 Full Disclosure. This Agreement and the Exhibits hereto, and all other documents delivered by the Company to the Purchaser or their attorneys or agents in connection herewith or therewith, or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) would have a Material Adverse Effect that have not been set forth in the Agreement and the Exhibits hereto or in other documents delivered to Purchaser or their attorneys or agents in connection herewith.

                4.18 Private Offering. Neither the Company nor anyone acting on its behalf has offered any of the Shares or any similar securities for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of Section 5 of the 1933 Act.

                4.19 Use of Proceeds. The Company intends to use the proceeds from the sale of the Shares for working capital and general corporate purposes.

                4.20 Voting Agreement . The Company is not a party or subject to any agreement or understanding and, to Company's best knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving or written consents with respect to shares of its capital stock.

        5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                5.1 Organization, Good Standing and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Switzerland. The Purchaser has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Ancillary Agreements and to purchase the Shares and to carry on its business as presently conducted and as presently proposed to be conducted. The Purchaser is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Purchaser.

                5.2 Authorization; Binding Obligations. All corporate action on the part of the Purchaser, its officers, directors and stockholders necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all obligations of the Purchaser hereunder at the Closing has been taken or will be taken prior to the Closing. The Agreement,



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when executed and delivered, will be valid and legally binding obligations of the Purchaser enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; (iii) to the extent that the enforceability of the indemnification provisions in this Agreement or the Ancillary Agreements may be limited by applicable federal or state securities laws and (iv) that no representation is made regarding the effect of laws relating to competition, antitrust, intellectual property or misuse or the effect of the Purchaser's or Third Parties' intellectual property rights.

                5.3 Investment Representations. Purchaser understands that the Shares have not been registered under the 1933 Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the 1933 Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                        (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the 1933 Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares. Purchaser also understands that there is no assurance that any exemption from registration under the 1933 Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                        (b) Acquisition for Own Account. Purchaser is acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                        (c) Accredited Investor. Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the 1933 Act.

                        (d) Rule 144. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, set forth in such Rule.

                        (e) No Public Solicitation. The offering of the Common Stock of the Company to the Purchaser was made solely in connection with the negotiation and execution of the Collaboration Agreement and not as part of any public solicitation.



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                        (f)     Regulation S.

                                (i)     The Purchaser is familiar with
Regulation S under the 1933 Act and is not a "U.S. Person" as that term is defined in Regulation S and is not acquiring the Common Stock for the account or benefit of a U.S. Person.

                                (ii)    Without in any way limiting the
representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Common Stock unless and until:

                                        (A)     Such disposition is in
accordance with Regulation S, and

                                        (B)     (1)     There is then in effect
a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement, or

                                                (2)     The Purchaser shall have
notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

                                (iii)   The buy order for the Common Stock being
purchased hereunder will be originated by the Purchaser outside of the United States.

                        (g) Registration of Common Stock. The Purchaser understands that the Common Stock has not been and will not be registered under the applicable securities laws of any foreign country and represents that it has not offered or sold, and agrees that it will not offer or sell, any Common Stock, directly or indirectly in any foreign country or to or from any resident of any foreign country except (i) pursuant to an exemption from the registration requirements of the applicable securities laws of such foreign country and (ii) in compliance with any other applicable requirements of the laws of such foreign country.

                        (h) Exchange Act Filings. Purchaser agrees and acknowledges that it shall have sole responsibility for making any filings with the U.S. Securities and Exchange Commission pursuant to Sections 13 and 16 of the Exchange Act as a result of its acquisition of the Company's capital stock and any future retention or transfer thereof.

                5.4 Transfer Restrictions. Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth below:

                        (a)     The following legend under the 1933 Act:

                "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933,



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                AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD,
                TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                        (b) Any other legend required by the laws of any state or country in which the securities will be issued.



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                5.5     Voting Agreement. Purchaser is not a party or subject
to any agreement or understanding and, to Purchaser's best knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving or written consents with respect to the shares of the Company's capital stock.

        6.      COVENANTS.

                The Company and the Purchaser hereby covenant as follows:

                6.1 Company Closing Conditions. The Company shall take all actions necessary and appropriate to cause the conditions set forth in Section
7.1 to be satisfied prior to the Closing.

                6.2 Purchaser Closing Conditions. Purchaser shall take all actions necessary and appropriate to cause the conditions set forth in Section
7.2 to be satisfied prior to the Closing with respect to Purchaser.

                6.3 Confidentiality. For the purposes of this Agreement, Company and Purchaser agree to be bound by the provisions set forth in Section 13 of the Collaboration Agreement.

                6.4 Best Efforts. Subject to the terms and conditions of this Agreement, Purchaser and the Company will use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. The Company and the Purchaser agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the Ancillary Agreements.

                6.5 Certain Filings. The Company and the Purchaser shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

                6.6 Public Announcements. The parties hereto each agree to obtain the other party's written consent before issuing any press release or making any public statement with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, and except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to obtaining such written consent.

        7.      CONDITIONS TO CLOSING.

                7.1 Conditions to Purchaser's Obligations at Closing. Purchaser's obligation to purchase the Shares at the Closing is subject to the satisfaction, at or prior to the Closing of the following conditions:

                        (a) Representations and Warranties True. The representations and warranties made by the Company in Sections 4.1, 4.2, 4.3, 4.5, 4.13, 4.19 and 4.20 hereof shall be true and correct in all material respects.

                        (b) Consents, Permits, and Waivers. The Company shall have obtained any and all material consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Ancillary Agreements (except for such as may be properly obtained subsequent to the Closing).

                        (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                        (d) Closing Certificate. The Purchaser shall have received a certificate, executed by the Chief Executive Officer or President of the Company, dated as of the Closing Date, certifying that the conditions set forth in this Section 7.1 have been satisfied.

                        (e) Government Orders. No Italian (national, regional or local), Swiss (national, regional or local), U.S. or U.S. state governmental authority or other agency or commission or Italian, Swiss, U.S. or U.S. state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the purchase of, or payment for, the Shares by the Purchaser.

                        (f) Ancillary Agreements. The Company and Purchaser shall have executed and delivered the Ancillary Agreements and Company shall not be in uncured material breach of any of the Ancillary Agreements.

                7.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, at or prior to the Closing of the following conditions:

                        (a) Representations and Warranties True. The representations and warranties made by Purchaser in Section 5 hereof shall be true and correct in all material respects.

                        (b) Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing.

                        (c) Consents, Permits, and Waivers. The Company shall have obtained any and all material consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Ancillary Agreements (except for such as may be properly obtained subsequent to the Closing).

                        (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                        (e) Closing Certificate. The Company shall have received a certificate, executed by the President of the Purchaser, dated as of the Closing Date certifying that the conditions set forth in this Section 7.2 have been satisfied.

                        (f) Government Orders. No Italian (national, regional or local), Swiss (national, regional or local), U.S. or U.S. state governmental authority or other agency or commission or Italian (national, regional or local), Swiss (national, regional or local), U.S. or U.S. state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the sale of, or receipt of payment for, the Shares by the Company.

                        (g) Ancillary Agreements. The Company and Purchaser shall have executed and delivered the Ancillary Agreements and Purchaser shall not be in uncured material breach of any of the Ancillary Agreements.

        8.      MARKET STAND-OFF AGREEMENT.

                (a) Purchaser hereby agrees that, during the period (up to, but not exceeding, [***]*) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period.

                (b) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Purchaser until the end of such period, and the Purchaser agrees that, if so requested, Purchaser will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 8.



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*[***]  indicates confidential treatment for omitted text has been requested.

        9.      MISCELLANEOUS.

                9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Washington as such laws are applied to agreements between Washington residents entered into and performed entirely in Washington.

                9.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                9.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Shares from time to time.

                9.4 Entire Agreement. This Agreement, the Exhibits hereto, and the Ancillary Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                9.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                9.6 Amendment and Waiver. This Agreement may be amended, modified or waived only upon the written consent of the Company and the Purchaser.

                9.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or otherwise afforded to any party, shall be cumulative and not alternative.

                9.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth on the signature page hereof or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

                9.9 Expenses. Irrespective of whether the Closing is effected, each party shall bear all costs and expenses that such party incurs in connection with this transaction.

                9.10 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                9.11 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                9.13 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, Person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9.13 being untrue.



                            [Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date set forth in the first paragraph hereof.


                                        COMPANY:

                                        CORIXA CORPORATION

                                        By:
                                           -------------------------------------
                                           Mark McDade, President and Chief
                                           Operating Officer

                                        Address: 1124 Columbia Street, Suite 200
                                                 Seattle, WA 98104
                                        Fax:  (206) 754-5762

                                        PURCHASER:

                                        INPHARZAM INTERNATIONAL, S.A.

                                        By:
                                           -------------------------------------
                                           Andrea Zambon, M.D.

                                        Title:
                                              ----------------------------------

                                        Address: Via Industria 1
                                                 6814 Cadempino
                                                 Switzerland

                                        Fax:  011-419-196-643-51

                               CORIXA CORPORATION

                                  COMMON STOCK

                               PURCHASE AGREEMENT

                                 EFFECTIVE AS OF

                                  MAY 21, 1999

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
1.    DEFINITIONS............................................................................1

      1.1   Definitions......................................................................1

2.    AGREEMENT TO SELL AND PURCHASE.........................................................2

      2.1   Authorization of Shares..........................................................2
      2.2   Sale and Purchase................................................................2

3.    CLOSING, DELIVERY AND PAYMENT..........................................................2

      3.1   First Closing....................................................................2
      3.1   Second Closing...................................................................3

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................3

      4.1   Organization, Good Standing and Qualification....................................3
      4.2   Capitalization; Voting Rights....................................................3
      4.3   Authorization; Binding Obligations...............................................4
      4.4   Governmental Authorization.......................................................4
      4.5   SEC Filings......................................................................4
      4.6   Financial Statements.............................................................5
      4.7   Absence of Certain Changes.......................................................5
      4.8   Title to Properties and Assets; Liens, etc.......................................6
      4.9   Compliance with Other Instruments................................................6
      4.10  Litigation.......................................................................6
      4.11  Tax Returns and Payments.........................................................7
      4.12  Employees........................................................................7
      4.13  Compliance with Laws; Permits....................................................7
      4.14  Environmental and Safety Laws....................................................7
      4.15  Real Property Holding Corporation................................................7
      4.16  Insurance........................................................................7
      4.17  Full Disclosure..................................................................8
      4.18  Private Offering.................................................................8
      4.19  Use of Proceeds..................................................................8
      4.20  Voting Agreement.................................................................8

5.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................8

      5.1   Organization, Good Standing and Qualification....................................8

                                TABLE OF CONTENTS

                                   (continued)

                                                                                           Page
                                                                                           ----
      5.2   Authorization; Binding Obligations...............................................8
      5.3   Investment Representations.......................................................9
      5.4   Transfer Restrictions...........................................................10
      5.5   Voting Agreement................................................................11

6.    COVENANTS.............................................................................11

      6.1   Company Closing Conditions......................................................11
      6.2   Purchaser Closing Conditions....................................................11
      6.3   Confidentiality.................................................................11
      6.4   Best Efforts....................................................................11
      6.5   Certain Filings.................................................................11
      6.6   Public Announcements............................................................11

7.    CONDITIONS TO CLOSING.................................................................12

      7.1   Conditions to Purchaser's Obligations at the Closing............................12
      7.2   Conditions to Obligations of the Company........................................12

8.    MARKET STAND-OFF AGREEMENT............................................................13

      9.    MISCELLANEOUS...................................................................14
      9.1   Governing Law...................................................................14
      9.2   Survival........................................................................14
      9.3   Successors and Assigns..........................................................14
      9.4   Entire Agreement................................................................14
      9.5   Severability....................................................................14
      9.6   Amendment and Waiver............................................................14
      9.7   Delays or Omissions.............................................................14
      9.8   Notices.........................................................................14
      9.9   Expenses........................................................................15
      9.10  Attorneys' Fees.................................................................15
      9.11  Titles and Subtitles............................................................15
      9.12  Counterparts....................................................................15
      9.13  Broker's Fees...................................................................15

                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS

                                     TO THE

                         COMMON STOCK PURCHASE AGREEMENT

        This Schedule of Exceptions is made and given as of May 21, 1999 pursuant to Section 4 of the Common Stock Purchase Agreement (the "Agreement") between Corixa Corporation, a Delaware corporation ("Corixa") and Inpharzam International, S.A., a corporation organized and existing under the laws of Switzerland, a wholly-owned subsidiary of Zambon Corporation spa, a corporation organized and existing under the laws of Italy. The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

Section 4.2

        [***]*

Section 4.7

        [***]*

--------


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*[***]  indicates confidential treatment for omitted text has been requested.



                                      -1-